Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-221293, and Form S-8: Nos. 333-100001, 333-99989, 333-46678, 333-36793, 333-36409, 333-135696, 333- 160171, 333-183656 and 333-218048) of State Street Corporation of our report dated February 21, 2019 (except for Note 1, as to which the date is May 2, 2019), with respect to the consolidated financial statements of State Street Corporation included in this Current Report on Form 8-K. /s/ Ernst & Young LLP Boston, Massachusetts May 2, 2019